Exhibit 99.1

Crane Co.	News

Contact:
Jason D. Feldman
Director, Investor Relations
203-363-7329
www.craneco.com

Crane Co. Reports Third Quarter Results and Raises Full-Year Guidance

Third Quarter 2017 Highlights:

•	Earnings per diluted share (EPS) of $1.13, up 6% compared to $1.07 last year.

•	Raising midpoint of full year GAAP EPS guidance range to $4.41-$4.51, from $4.31-$4.51; excluding Special Items, the revised range is $4.45-$4.55, from $4.35-$4.55.

•	Completed $25 million of share repurchases during the third quarter.

STAMFORD, CONNECTICUT - October 23, 2017 - Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, reported third quarter 2017 earnings of $1.13 per diluted share, compared to $1.07 per share in the third quarter of 2016.

Third quarter 2017 sales were $696 million, up slightly compared to $694 million in 2016. Core sales declined $10 million, or 1.5%, approximately offset by a $7 million net acquisition benefit and $5 million of favorable foreign exchange.

Operating profit in the third quarter was $105 million, up 2% compared to $104 million in the third quarter of 2016. Excluding Special Items, operating profit was $106 million in the third quarter of 2017, up 2% compared to the third quarter of 2016. (Please see the attached Non-GAAP Financial Measures tables.)

The effective tax rate in the third quarter was 29.4% compared to 33.0% last year. Excluding Special Items, the effective tax rate in the third quarter of 2017 was 29.5%, down from 33.0% last year. (Please see the attached Non-GAAP Financial Measures tables.)

Cash provided by operating activities for the nine months ended September 30, 2017 was $174 million, compared to $168 million for the nine months ended September 30, 2016. The company's cash and debt positions were $572 million and $746 million, respectively, at September 30, 2017, compared to $510 million and $745 million, respectively, at December 31, 2016. The company completed $25 million of share repurchases during the third quarter.

Max Mitchell, Crane Co. President and Chief Executive Officer, stated: "We delivered another solid quarter. End market demand remains in line with our expectations, and we benefited in the quarter from continued execution on our growth and productivity initiatives, as well as a lower tax rate. With only one quarter left in 2017 and based on our performance to date, we are raising our adjusted EPS guidance range to $4.45-$4.55."

Segment Results
All comparisons detailed in this section refer to operating results for the third quarter 2017 versus the third quarter 2016.

Fluid Handling

	Third Quarter		Change
(dollars in millions)	2017	2016
Sales	$267	$245	$22	9%

Operating Profit	$33	$31	$2	6%
Operating Profit, before Special Items*	$33	$31	$2	8%

Profit Margin	12.2%	12.5%
Profit Margin, before Special Items*	12.4%	12.5%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $22 million, driven by $9 million, or 4%, core growth, an $8 million, or 3%, contribution from an acquisition, and $5 million, or 2%, of favorable foreign exchange. Operating margin declined to 12.2%, compared to 12.5% last year, primarily reflecting unfavorable mix and M&A related costs. Excluding Special Items, operating margin was 12.4% in the quarter. Fluid Handling order backlog was $269 million at September 30, 2017, compared to $228 million at December 31, 2016, and $242 million at September 30, 2016.

Payment & Merchandising Technologies

	Third Quarter		Change
(dollars in millions)	2017	2016
Sales	$189	$187	$2	1%

Operating Profit	$41	$35	$7	19%
Operating Profit, before Special Items*	$41	$35	$7	19%

Profit Margin	22.0%	18.6%
Profit Margin, before Special Items*	22.0%	18.6%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $2 million, or 1%, driven by $3 million, or 2%, of core growth, partially offset by slightly unfavorable foreign exchange and a small net acquisition/divestiture impact. Operating margin expanded 340 basis points to 22.0%, driven primarily by productivity, higher core sales, and favorable mix.

Aerospace & Electronics

	Third Quarter		Change
(dollars in millions)	2017	2016
Sales	$172	$198	$(26)	(13)%

Operating Profit	$35	$39	$(4)	(11)%

Profit Margin	20.2%	19.6%
Sales decreased $26 million, or 13%, primarily as a result of unfavorable comparisons related to shipments for a large military program in the third quarter of 2016. Operating margins increased 60 basis points to 20.2% driven by productivity and improved mix, partially offset by the lower volumes. Aerospace & Electronics order backlog was $348 million at September 30, 2017, compared to $328 million at June 30, 2017, $353 million at December 31, 2016, and $377 million at September 30, 2016.

Engineered Materials

	Third Quarter		Change
(dollars in millions)	2017	2016
Sales	$68	$64	$4	7%

Operating Profit	$12	$11	$1	7%

Profit Margin	17.8%	17.7%
Sales increased $4 million, or 7%, driven primarily by higher sales to the Recreational Vehicle market. Operating margin increased 10 basis points to 17.8%, as the higher volumes and productivity were approximately offset by higher material costs and unfavorable mix.

Raising 2017 Earnings Guidance
We now expect GAAP earnings for full-year 2017 to be in a range of $4.41-$4.51 per diluted share, compared to our prior guidance range of $4.31-$4.51.

Excluding Special Items, we now expect earnings of $4.45-$4.55 per diluted share, compared to our prior guidance range of $4.35-$4.55. (Please see the attached Non-GAAP Financial Measures tables.)

Additional Information
Additional information with respect to the Company’s asbestos liability and related accounting provisions and cash requirements is set forth in the Current Report on Form 8-K filed with a copy of this press release.

Conference Call
Crane Co. has scheduled a conference call to discuss the third quarter financial results on Tuesday, October 24, 2017 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at http://www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website. Slides that accompany the conference call will be available on the Company’s website.

Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane provides products and solutions to customers in the hydrocarbon processing, petrochemical, chemical, power generation, unattended payment, automated merchandising, aerospace, electronics, transportation and other markets. The Company has four business segments: Fluid Handling, Payment & Merchandising Technologies, Aerospace & Electronics and Engineered Materials. Crane has approximately 11,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements present management’s expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent reports filed with the Securities and Exchange Commission.

(CR-E)
(Financial Tables Follow)

CRANE CO.
Income Statement Data
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net Sales:
Fluid Handling	$266.9	$245.1	$770.3	$759.1
Payment & Merchandising Technologies	188.6	186.7	582.3	551.2
Aerospace & Electronics	172.0	198.2	506.5	559.2
Engineered Materials	68.4	64.2	212.7	197.0
Total Net Sales	$695.9	$694.2	$2,071.8	$2,066.5

Operating Profit (Loss):
Fluid Handling	$32.6	$30.7	$91.3	$91.5
Payment & Merchandising Technologies	41.4	34.7	123.0	97.1
Aerospace & Electronics	34.8	38.9	104.8	110.6
Engineered Materials	12.2	11.4	39.5	38.6
Corporate	(15.6)	(11.9)	(47.6)	(45.9)	*
Total Operating Profit	105.4	103.8	311.0	291.9

Interest Income	0.7	0.5	1.8	1.4
Interest Expense	(9.3)	(9.2)	(27.3)	(27.5)
Miscellaneous - Net	0.2	(0.1)	(0.8)	(0.7)
Income Before Income Taxes	97.0	95.0	284.7	265.2
Provision for Income Taxes	28.5	31.3	83.6	77.9
Net income before allocation to noncontrolling interests	68.5	63.7	201.1	187.3
Less: Noncontrolling interest in subsidiaries' earnings	0.3	0.2	0.6	0.5
Net income attributable to common shareholders	$68.2	$63.5	$200.5	$186.8

Share Data:
Earnings per Diluted Share	$1.13	$1.07	$3.32	$3.16

Average Diluted Shares Outstanding	60.4	59.4	60.4	59.2
Average Basic Shares Outstanding	59.5	58.5	59.4	58.3

Supplemental Data:
Cost of Sales	$441.5	$449.1	$1,315.3	$1,324.5
Selling, General & Administrative	148.5	141.2	442.4	450.1	*
Transaction Related Charges (see non-GAAP measures)	0.5	—	3.1	—
Depreciation and Amortization **	18.5	16.7	54.0	50.8
Stock-Based Compensation Expense **	5.4	5.4	16.5	16.8
* Includes a $5 million legal settlement charge.
** Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.
Condensed Balance Sheets
(in millions)

	September 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and Cash Equivalents	$572.2	$509.7
Accounts Receivable, net	437.3	396.4
Current Insurance Receivable - Asbestos	18.0	18.0
Inventories, net	376.2	342.5
Other Current Assets	19.1	49.1
Total Current Assets	1,422.8	1,315.7

Property, Plant and Equipment, net	292.0	278.9
Long-Term Insurance Receivable - Asbestos	106.0	125.2
Other Assets	580.4	559.0
Goodwill	1,205.9	1,149.2

Total Assets	$3,607.1	$3,428.0

LIABILITIES AND EQUITY
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$—	$—
Accounts Payable	210.0	223.2
Current Asbestos Liability	71.0	71.0
Accrued Liabilities	240.5	223.1
Income Taxes	13.7	3.5
Total Current Liabilities	535.2	520.8

Long-Term Debt	745.9	745.3
Long-Term Deferred Tax Liability	43.3	42.4
Long-Term Asbestos Liability	558.9	624.9
Other Liabilities	333.5	348.9

Total Equity	1,390.3	1,145.7

Total Liabilities and Equity	$3,607.1	$3,428.0

CRANE CO.
Condensed Statements of Cash Flows
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating Activities:
Net income attributable to common shareholders	$68.2	$63.5	$200.5	$186.8
Noncontrolling interest in subsidiaries' earnings	0.3	0.2	0.6	0.5
Net income before allocations to noncontrolling interests	68.5	63.7	201.1	187.3
Depreciation and amortization	18.5	16.7	54.0	50.8
Stock-based compensation expense	5.4	5.4	16.5	16.8
Defined benefit plans and postretirement credit	(2.1)	(2.5)	(6.3)	(7.3)
Deferred income taxes	6.0	8.5	16.0	16.1
Cash provided by (used for) operating working capital	45.1	46.7	(38.0)	(34.4)
Defined benefit plans and postretirement contributions	(6.1)	(2.0)	(9.9)	(6.4)
Environmental payments, net of reimbursements	(1.7)	(1.6)	(4.4)	(8.2)
Other	(11.2)	(2.5)	(8.0)	(4.8)
Subtotal	122.4	132.4	221.0	209.9
Asbestos related payments, net of insurance recoveries	(18.6)	(15.8)	(46.8)	(41.5)
Total provided by operating activities	103.8	116.6	174.2	168.4

Investing Activities:
Capital expenditures	(13.5)	(11.9)	(34.3)	(38.5)
Proceeds from disposition of capital assets	—	0.1	—	0.8
Payments for acquisitions, net of cash acquired	(0.7)	—	(54.8)	—
Total used for investing activities	(14.2)	(11.8)	(89.1)	(37.7)

Financing Activities:
Dividends paid	(19.5)	(19.3)	(58.8)	(57.8)
Reacquisition of shares on open market	(25.0)	—	(25.0)	—
Stock options exercised - net of shares reacquired	2.9	7.4	20.7	9.6
Repayment of commercial paper	—	(66.9)	—	(15.6)
Total used for financing activities	(41.6)	(78.8)	(63.1)	(63.8)

Effect of exchange rate on cash and cash equivalents	14.9	1.4	40.5	5.9
Increase in cash and cash equivalents	62.9	27.4	62.5	72.8
Cash and cash equivalents at beginning of period	509.3	408.9	509.7	363.5
Cash and cash equivalents at end of period	$572.2	$436.3	$572.2	$436.3

CRANE CO.
Order Backlog
(in millions)

	September 30, 2017		June 30, 2017		March 31, 2017	December 31, 2016	September 30, 2016
Fluid Handling	$268.8	*	$258.9	*	$249.8	$228.3	$241.6
Payment & Merchandising Technologies	87.6	**	87.0	**	85.8	94.0	65.6
Aerospace & Electronics	348.4		328.2		352.4	353.4	377.1
Engineered Materials	13.9		14.9		17.8	15.7	12.3
Total Backlog	$718.7		$689.0		$705.8	$691.4	$696.7

* Includes $3.5 million and $4.1 million as of September 30, 2017 and June 30, 2017, respectively, of backlog pertaining to the Westlock business acquired in April 2017.
** Includes $0.2 million and $0.3 million as of September 30, 2017 and June 30, 2017, respectively, of backlog pertaining to the Microtronics business acquired in June 2017.

CRANE CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,		Percent Change September 30, 2017	Percent Change September 30, 2017
	2017	2016	2017	2016	Three Months	Nine Months
INCOME ITEMS
Net Sales	$695.9	$694.2	$2,071.8	$2,066.5	0.2%	0.3%

Operating Profit	105.4	103.8	311.0	291.9	1.5%	6.6%
Percentage of Sales	15.2%	15.0%	15.0%	14.1%

Special Items impacting Operating Profit:
Transaction related charges	0.5	—	3.1	—
Legal settlement charge	—	—	—	5.0
Operating Profit before Special Items	$105.9	$103.8	$314.1	$296.9	2.0%	5.8%

Percentage of Sales	15.2%	15.0%	15.2%	14.4%

Net Income Attributable to Common Shareholders	$68.2	$63.5	$200.5	$186.8
Per Share	$1.13	$1.07	$3.32	$3.16	5.5%	5.1%

Special Items Impacting Net Income Attributable to Common Shareholders:

Transaction related charges - Net of Tax	0.4	—	2.2	—
Per Share	$—		$0.04

Legal settlement charge - Net of Tax	—	—	—	3.3
Per Share				$0.05

Net Income Attributable To Common Shareholders Before Special Items	$68.6	$63.5	$202.7	$190.1	7.9%	6.6%
Per Share	$1.13	$1.07	$3.36	$3.21	6.1%	4.4%

Special Items Impacting Provision for Income Taxes

Provision for Income Taxes - GAAP Basis	$28.5	$31.3	$83.6	$77.9

Tax effect of transaction related charges	0.2	—	0.9	—
Tax effect of legal settlement charge	—	—	—	1.7
Provision for Income Taxes - non-GAAP Basis	$28.7	$31.3	$84.5	$79.6

Segment Information:	For the three months ended September 30, 2017
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net Sales	$266.9	$188.6	$172.0	$68.4	$—	$695.9

Operating Profit - GAAP	32.6	41.4	34.8	12.2	(15.6)	105.4
Transaction related charges	0.5	0.0	—	—	—	0.5
Operating Profit before Special Items	33.1	41.4	34.8	12.2	(15.6)	105.9
Percentage of Sales	12.4%	22.0%	20.2%	17.8%		15.2%

Segment Information:	For the three months ended September 30, 2016
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net Sales	$245.1	$186.7	$198.2	$64.2	$—	$694.2

Operating Profit - GAAP	30.7	34.7	38.9	11.4	(11.9)	103.8
Percentage of Sales	12.5%	18.6%	19.6%	17.7%		15.0%

CRANE CO.
Guidance
(in millions, except per share data)

	2017 Full Year Guidance
2017 Earnings Per Share Guidance	Low	High

Earnings Per Share - GAAP basis	4.41	4.51
Transaction related charge - Net of Tax	0.04	0.04
Earnings Per Share - Non-GAAP basis	$4.45	$4.55

	Three Months Ended September 30,		Nine Months Ended September 30,		2017 Full Year Guidance
	2017	2016	2017	2016	Low	High
CASH FLOW ITEMS
Cash Provided by Operating Activities
before Asbestos - Related Payments	$122.4	$132.4	$221.0	$209.9	$330.0	$360.0
Asbestos Related Payments, Net of Insurance Recoveries	(18.6)	(15.8)	(46.8)	(41.5)	(60.0)	(60.0)
Cash Provided by Operating Activities	103.8	116.6	174.2	168.4	270.0	300.0
Less: Capital Expenditures	(13.5)	(11.9)	(34.3)	(38.5)	(50.0)	(50.0)
Free Cash Flow	$90.3	$104.7	$139.9	$129.9	$220.0	$250.0

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance.

In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company's long-term debt. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.